As filed with the Securities and Exchange Commission on March 20, 2019
Registration No. 333-225841

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
Post-Effective Amendment No. 1
To
Form F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
___________________________________
BELLATRIX EXPLORATION LTD.
(Exact name of Registrant as specified in its charter)

Alberta	1311	None
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)
Suite 1920, 800 - 5th Avenue S.W.
Calgary, Alberta T2P 3T6
Canada
(403) 266-8670
(Address and telephone number of Registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
___________________________________
Copies to:

Daniel M. Miller Dorsey & Whitney LLP Suite 1050, 1095 West Pender Street Vancouver, British Columbia V6E 2M6 Canada (603) 630-5199	Charles R. Kraus Vice President, General Counsel and Corporate Secretary Bellatrix Exploration Ltd. Suite 1920, 800 - 5th Avenue S.W. Calgary, Alberta T2P 3T6 Canada (403) 266-8670	C. Steven Cohen Ted Brown Burnet, Duckworth & Palmer LLP Suite 2400, 525 - 5th Avenue S.W. Calgary, Alberta T2P 1G1 Canada (403) 260-0100
___________________________________
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
Province of Alberta, Canada
(Principal jurisdiction regulating this offering)
___________________________________
It is proposed that this filing shall become effective (check appropriate box below):

A.	[X] upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	[ ] at some future date (check appropriate box below)

1.	[ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2.
[ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.
[ ] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	[ ] after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [ ]

DEREGISTRATION OF SECURITIES
On June 22, 2018, Bellatrix Exploration Ltd. filed a registration statement on Form F-10 (File No. 333-225841), as amended on July 2, 2018 (the “Registration Statement”), registering the sale by Bellatrix from time to time of up to an aggregate Cdn.$500,000,000 of common shares, preferred shares, subscription receipts, warrants and units.
This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the securities formerly issuable and registered under the Registration Statement and not otherwise sold by Bellatrix as of the date that this Post-Effective Amendment No. 1 is filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Bellatrix Exploration Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on March 20, 2019.
BELLATRIX EXPLORATION LTD.
By: /s/ Maxwell A. Lof
Name:    Maxwell A. Lof

Title:	Executive Vice-President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities indicated and on March 20, 2019:

Signature	Title
* Brent A. Eshleman	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Maxwell A. Lof Maxwell A. Lof	Executive Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* W.C. (Mickey) Dunn	Chairman of the Board of Directors
* Murray L. Cobbe	Director
* John H. Cuthbertson	Director
* Lynn Kis	Director
* Keith E. Macdonald	Director
* Tom E. MacInnis	Director
* Steven J. Pully	Director
* Murray B. Todd	Director
* Keith S. Turnbull	Director

*By: /s/ Maxwell A. Lof_______________

Name:	Maxwell A. Lof

Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this post-effective amendment to the Registration Statement, solely in its capacity as the duly authorized representative of Bellatrix Exploration Ltd. in the United States, on March 20, 2019.

Puglisi & Associates

By: /s/ Donald J. Puglisi
Name:    Donald J. Puglisi
Title:    Managing Director